UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 10, 2026

DARIOHEALTH CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-37704	45-2973162
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

322 W 57th St., #33B
New York, New York 10019

(Address of Principal Executive Offices)

972- 4-770-6377

(Issuer’s telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	DRIO	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of John R. Palumbo to Board of Directors

On April 10, 2026, on the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors, or the Board, of DarioHealth Corp., or the Company, the Board appointed John R. Palumbo as a member of the Board, effective immediately.

Mr. Palumbo, 75, brings more than 40 years of healthcare operating experience across early-stage ventures and Fortune 100 enterprises, guiding organizations through transformative growth, including supporting two companies through IPOs and leading large-scale operational and commercial transformations. Since August 2023, Mr. Palumbo has served on the Board of Directors, and the audit and compensation committees, of PM Pediatrics Management Group, LLC, a specialized urgent care provider that offers comprehensive, evidence-based medical and mental health services for children and young adults from birth through age 26. Since September 2025, Mr. Palumbo has served on the Board of Directors, and the audit and compensation committees, of Lucid Diagnotics Inc. (NASDAQ: LUCD), a commercial-stage, cancer prevention medical diagnostics company and subsidiary of PAVmed Inc. (Nasdaq: PAVM). Since May 2025, Mr. Palumbo has served on the Board of Directors of ivWatch, LLC, a medical device company that develops and manufactures the world's only FDA-cleared and CE-marked biosensor technology designed to continuously monitor peripheral IV sites for early detection of infiltration and extravasation events. Since September 2025, Mr. Palumbo has served on the Board of Directors, and the compensation committee, of QLess, a cloud-based software company that provides a mobile queuing and appointment scheduling platform designed to eliminate physical waiting lines by allowing customers to join virtual queues via their phones. Since June 2023, Mr. Palumbo has chaired the advisory board of Brado Ai, an AI-driven conversational engagement platform serving health systems.

Mr. Palumbo received a B.S. in Business Management from Widener University. Mr. Palumbo brings to the Board valuable experience from his career in healthcare serving in senior leadership, private equity, management, advisory and industry operating roles.

As remuneration for his service as a director, Mr. Palumbo will receive the same fees as the Company’s other non-executive directors. There is no arrangement or understanding between Mr. Palumbo and any other person pursuant to which he was elected as a director, and except as otherwise described herein, there are no transactions in which Mr. Palumbo has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 8.01	Other Events.

On April 13, 2026, the Company issued a press release announcing the appointment of Mr. Palumbo to its Board. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press release dated April 13, 2026.
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 13, 2026	DARIOHEALTH CORP.

	By:	/s/ Chen Franco-Yehuda
	Name:	Chen Franco-Yehuda
	Title:	Chief Financial Officer, Treasurer and Secretary